UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 8, 2006
Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Michael Owens Way
Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2006, the Board of Directors (the “Board”) of Owens-Illinois, Inc. (the “Company”) announced that Steven R. McCracken, the Chairman of the Board and Chief Executive Officer of the Company, has chosen to step down at the end of the month for personal reasons.  Unless earlier extended by the Company and Mr. McCracken, his employment relationship will terminate on November 30, 2006.

Albert P.L. Stroucken, a member of the Board since August 19, 2005, has been appointed Chairman of the Board and Chief Executive Officer of the Company, effective December 4, 2006.  Mr. Stroucken, age 58, was previously Chairman of the Board of Directors and Chief Executive Officer of H.B. Fuller Company, a $1.5 billion manufacturer of adhesives, sealants, coatings, paints and other specialty chemical products.  He served as Chief Executive Officer since 1998 and Chairman of the Board of Directors since 1999.  Mr. Stroucken is a member of the Board of Directors of Baxter International, Inc., a medical devices, pharmaceuticals and biotechnology company.  He also serves on the Board of Directors for the H.B. Fuller Company Foundation, the Twin Cities United Way and the Company.

The Company’s news release announcing these events is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.                                      Financial Statements and Exhibits

(d)                                                                                  Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 8, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: November 15, 2006	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 8, 2006